UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 22, 2006

BALLISTIC RECOVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road

South St. Paul, Minnesota 55401

(Address of principal executive offices)(Zip Code)

(651) 457-7491

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 22, 2006, Ballistic Recovery Systems, Inc. (the “Company”) accepted subscription agreements from 26 accredited investors for the sale of 864,704 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase 216,176 shares of Common Stock.  The Warrants have a five-year term and an exercise price of $2.00 per share.  The Company received gross proceeds from the sale of Common Stock and Warrants of $1,175,997, less commissions in the aggregate amount of $82,320 to a placement agent assisting in the placement.  Additionally, the Company will be required to issue a warrant to purchase 15,132 shares of Common Stock at an exercise price of $2.00 per share to the placement agent (the “Agent’s Warrant”).  The Company has agreed to register the resale of the Common Stock and the Common Stock issuable upon exercise of the Warrants and Agent’s Warrant.

The disclosure about the foregoing agreements and instruments, and the related private placement, contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.

Item 3.02.  Unregistered Sales of Equity Securities.

As referenced above under Item 1.01, on November 22, 2006, the Company accepted subscriptions relating to the issuance of 864,704 shares of Common Stock and warrants to purchase an additional 216,176 shares of Common Stock.  The warrants have a five-year term and an exercise price of $2.00 per share.  The Company received gross proceeds from the sale of Common Stock and Warrants of $1,175,997, less commissions in the aggregate amount of $82,320 paid to a placement agent assisting in the placement.  Additionally, the Company will be required to issue a warrant to purchase 15,132 shares of Common Stock at an exercise price of $2.00 per share to the placement agent (the “Agent’s Warrant”).  The Company has agreed to register the resale of the Common Stock and the Common Stock issuable upon exercise of the Warrants and Agent’s Warrant.

For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder.  The Company relied on this exemption and/or the safe harbor rule thereunder based on the fact that (i) there were 26 investors, all of whom, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and (ii) the Company has obtained subscription agreements from the investors indicating that they are accredited investors and purchasing for investment only.

The securities sold in these issuances were not registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The disclosure about the private placement and related agreements contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC REVOERY SYSTEMS, INC.

Date: November 29, 2006	By:	/s/ Don Hedquist
Don Hedquist , Chief Financial Officer